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                             JOINT FILING AGREEMENT

               In accordance with Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A Common Stock, par value $0.01 per share, of Express Scripts, Inc., and further agree that this Agreement shall be included as an exhibit to such joint filing.

               The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other parties, unless such party knows or has reason to believe that such information is inaccurate.

               In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 31st day of January, 2001.



                                    NEW YORK LIFE INSURANCE COMPANY


                                    By:   /s/ RICHARD M. KERNAN, JR.
                                          -------------------------------
                                          Name:  Richard M. Kernan, Jr.
                                          Title: Executive Vice President and
                                                 Chief Investment Officer


                                    NYLIFE LLC


                                    By:   /s/ RICHARD M. KERNAN, JR.
                                          -------------------------------
                                          Name:  Richard M. Kernan, Jr.
                                          Title: Chairman and President


                                    NYLIFE HEALTHCARE MANAGEMENT, INC.


                                    By:   /s/ RICHARD M. KERNAN, JR.
                                          -------------------------------
                                          Name:  Richard M. Kernan, Jr.
                                          Title: Senior Vice President